FOR IMMEDIATE RELEASE
June 23, 2004

For further information contact:
Ralph A. Fernandez
Senior Vice President and Chief Financial Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                          Synergy Financial Group, Inc.
                        Declares Quarterly Cash Dividend

Cranford, New Jersey, June 23, 2004 - John S. Fiore, President and Chief Executive Officer of Synergy Financial Group, Inc. (Nasdaq: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., announced today that the Company's Board of Directors declared a quarterly cash dividend of $0.04 per common share at its June 22, 2004 meeting. The dividend will be paid on July 16, 2004 to stockholders of record on July 8, 2004.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending, commercial banking, consumer finance, Internet banking, and financial services through a network of 18 branch offices located in Middlesex, Monmouth, Morris, and Union counties New Jersey.



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